UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2005

Sara Lee Corporation

(Exact name of registrant as specified in charter)

Maryland	1-3344	36-2089049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three First National Plaza, Chicago, Illinois 60602-4260

(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 726-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 9, 2005, the Board of Directors of Sara Lee Corporation (“Sara Lee”) elected Brenda C. Barnes as its Chief Executive Officer. Ms. Barnes succeeds C. Steven McMillan, who has served as Chairman of the Board of Sara Lee since October 2001 and as Chief Executive Officer of Sara Lee since July 2000. Mr. McMillan will continue to serve as Chairman of the Board through Sara Lee’s annual meeting of stockholders in October 2005, after which he will retire from the company.

Ms. Barnes, age 51, has served as Sara Lee’s President and Chief Operating Officer since July 2004. She previously served as the Interim President of Starwood Hotels and Resorts from November 1999 to March 2000, and as President and Chief Executive Officer of PepsiCola North America from 1996 until her retirement in 1998. Prior to that she held various positions with several divisions of PepsiCo, Inc. from 1976 to 1996. Ms. Barnes also served as an adjunct professor at the Kellogg Graduate School of Business and at North Central College in 2002. Ms. Barnes is a member of the Board of Directors of The New York Times Company and Staples, Inc.

Item 7.01 Regulation FD Disclosures

On February 10, 2005, Sara Lee issued a press release announcing its strategic transformation plan. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by this reference. The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

  Exhibit 99.1    Press release dated February 10, 2005.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2005

SARA LEE CORPORATION
(Registrant)

By:	/s/ Wayne R. Szypulski
Senior Vice President – Controller